THE SECURITIES EVIDENCED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS
      OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE
    REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, AND OTHER FILINGS UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR AN OPINION OF
     COUNSEL, WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO PRISM SOFTWARE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION AND OTHER FILINGS
   ARE NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND
     THAT THE TRANSACTION COMPLIES WITH THE RULES AND REGULATIONS IN EFFECT
                                   HEREUNDER

                                 PROMISSORY NOTE
                                 ---------------


$48,000                                                         December 31,1997




         FOR VALUE RECEIVED, the undersigned, PRISM SOFTWARE CORPORATION, a Delaware corporation (the "Company"), promises to pay to CAPITAL INVESTMENT PARTNERS ("Lender"), the principal sum of FORTY EIGHT THOUSAND DOLLARS ($48,000) (the "Principal Amount"), together with simple interest accruing on the unpaid portion of the Principal Amount from the date hereof until maturity at the annual rate of eight percent (8%) on the terms and subject to the following conditions:


         1. THE PRINCIPAL AMOUNT. At various times, as reflected in the record of the Company and the Lender and as set forth below, the Lender advanced to the Company a total of Forty-Eight Thousand Dollars ($48,000):

                  Advance Date                                 Amount
                  ------------                                 ------

                  March 20, 1997                              $15,000
                  April 4, 1997                               $15,000
                  October 31, 1997                            $18,000

         2. PAYMENT OF PRINCIPAL AND INTEREST. The entire Principal Amount, together with all accrued interest hereunder, shall be payable from the Company to the Lender on December 31, 1999. All payments due and payable from The Company to the Lender under this Note shall be made in lawful currency of the United States of America

         3. EXECUTION OF A NEW NOTE. Notwithstanding anything to the contrary herein contained, in the event that on or before December 31, 1999, the Company and the Lender enter into a new promissory Note (the "New Note"), the Principal Amount and all accrued but unpaid interest thereon outstanding upon execution of the New Note will be automatically rolled into such New Note and this note will automatically be canceled without further action by the parties hereto. Upon execution of the New Note, the New Note shall supersede in its entirety this Note.

         4. PREPAYMENT. The Company may prepay, at any time or from time to time, any portion or all of the amount due hereunder, without penalty, provided that such prepayment shall be applied to accrued but unpaid interest and the balance to the Principal Amount.

         5. NOTICES. All notices, demands, adjustments or other communications which are required or are permitted to be given hereunder shall be in writing and shall be deemed to have been sufficiently given upon: (i) delivery, if served personally on the party to whom notice is to be given; or (ii) on the date of receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by messenger or air courier, in all cases, correctly addressed to the addresses of the parties as follows:

         IF TO LENDER:       CAPITAL  INVESTMENT PARTNERS
                             3340 Peach Tree NE, Ste 1940
                             Atlanta , GA 30326
                             Attention: James Martin

         IF TO THE COMPANY:  PRISM SOFTWARE CORPORATION
                             23696 Birtcher
                             Lake Forest, Ca 92630
                             Attention: Edward Daniels,  Chief Executive Officer

Any party may give written notice of a change of address in accordance with the provisions of this Section and after such notice of change has been received, any subsequent notice shall be given to such party in the manner above described at such new address.

         6. CONVERSION. The Lender may at any time prior to payment in full of the principal amount outstanding and all accrued but unpaid interest thereon (the "Unpaid Balance") convert this Note, in whole or in part, into fully paid and non-assessable shares of Common Stock of the Company. The number of shares into which this Note may be converted shall be determined by dividing the Unpaid Balance outstanding as of the time of the contemplated conversion by the Conversion Price (as defined below) in effect at the time of such conversion (as determined in good faith by the Board of Directors or, if the shares of Common Stock of the Company are listed on a national securities exchange or on NASDAQ, by reference to the last available closing price or sale price, as applicable, prior to the time of the contemplated conversion.) The initial "Conversion Price" shall be equal to Five Cents ($0.05) and the initial number of shares of Common Stock issuable upon conversion of this Note shall be Nine Hundred, Sixty Thousand (960,000) shares of Common Stock. Before the Lender shall be entitled to convert all or any portion of the Unpaid Balance into shares of Common Stock, it must give prior written notice to the Company at 23696 Birtcher Drive, Lake Forest, CA 92630, of its election to convert same, which notice shall also include the amount of the Unpaid Balance to be so converted, and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. As promptly as practicable after the conversion of this Note, the Company will issue and deliver to the Lender or its designee (s) a certificate or certificates for the full number of shares of Common Stock issuable upon conversion (which certificate or certificates shall bear appropriate legends with respect to restrictions on transfer as prescribed by applicable federal and state securities laws.) Any portion of the amount outstanding under this Note converted pursuant to the provisions of this section, shall be deemed retired, repaid and fully satisfied.

         7. MODIFICATION WAIVER. Any term of this Note may be amended and the observance of any term hereof may be waived only with the written consent of both the Company and the Lender.

         8. GOVERNING LAW. The provisions of this Note shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws.

         9. SUCCESSORS AND ASSIGNS. The terms and conditions contained in this Note shall apply to and bind the heirs, representatives, successors, administrators and assigns of the parties hereto.

         10. ASSIGNMENT. This Note is not assignable without the prior written consent of the other party. Any attempt at such an assignment without such consent shall be void.

         IN WITNESS WHEREOF, the Company has executed this Note in favor of the Lender as of the date first set forth above.


COMPANY
- -------

PRISM SOFTWARE CORPORATION
a Delaware corporation.



/s/ E. Ted Daniels
- ---------------------------------
E. Ted Daniels
Chief Executive Officer


LENDER
- ------
Agreed, Accepted and Acknowledged
By       /s/ James Martin                                     Dated    12-31-97
      ----------------------------                                   -----------
      James Martin for Capital Investment Partners